Exhibit 99.1

2 Changi South Lane	65.6299.8888 Main
Singapore 486123	www.flextronics.com

P R E S S   R E L E A S E

Renee Brotherton	Kevin Kessel
Corporate Communications	Investor Relations
(408) 576-7189	(408) 576-7985
renee.brotherton@flextronics.com	kevin.kessel@flextronics.com

FLEXTRONICS REPORTS SECOND QUARTER RESULTS

•    Net sales of $8,044M

•    Adjusted EPS of $0.22

•    GAAP EPS of $0.18

Singapore, October 20, 2011 — Flextronics (NASDAQ: FLEX) today announced results for its second quarter ended September 30, 2011 as follows:

(US$ in millions, except EPS)

	Three Month Periods Ended
	September 30,	October 1,	Y/Y
	2011	2010	Growth
Net sales	$8,044	$7,422	8%
Adjusted operating income (1)	$176	$213	-17%
GAAP operating income	$161	$199	-19%
Adjusted net income (1)	$158	$179	-12%
GAAP net income	$130	$144	-10%
Adjusted EPS (1)	$0.22	$0.23	-4%
GAAP EPS	$0.18	$0.18	0%

(1)          An explanation and reconciliation of non-GAAP financial measures to GAAP financial measures is presented in Schedule II attached to this press release.

Second Quarter Results

Net sales for the second quarter ended September 30, 2011 increased $622 million or 8% to $8.0 billion compared to net sales for the quarter ended October 1, 2010 of $7.4 billion. Adjusted operating income for the second quarter ended September 30, 2011 decreased $37 million or 17% to $176 million, compared to $213 million for the quarter ended October 1, 2010.  Adjusted net income for the second quarter ended September 30, 2011 was $158 million, a decrease of $21 million or 12%, and adjusted EPS decreased $0.01 or 4% to $0.22, compared to $179 million and $0.23, respectively, for the same quarter last year.

“From a revenue growth perspective, our business performed well in the quarter despite the sluggish macroeconomic backdrop. Outside of our Industrial and Emerging Industries business group, our three remaining groups grew both sequentially and year-over-year driven by new outsourcing programs” said Mike McNamara, CEO of Flextronics.  He continued, “We have accelerated our exit of the ODM PC business which will be completed in the December quarter.  The exit of this business has been a major initiative that we have been managing over the past couple of quarters and after completion we expect to realize improved operating profit performance.”

“We generated $176 million of free cash flow for the quarter as we continue to tightly manage our working capital.  This strong cash generation aided the repurchase of more than 19 million ordinary shares with a cost of slightly more than $100 million,” said Paul Read, CFO of Flextronics. “This week we also closed a new $2 billion credit facility.”

Renewal of Revolving Credit Facility

On October 19, 2011, the Company entered into a $2.0 billion credit facility consisting of a $1.5 billion revolving credit facility and a $500 million term loan facility, which matures in October 2016.  The $1.5 billion revolving credit facility replaces the Company’s existing $2.0 billion revolving credit facility. The $500 million term loan facility refinances the Company’s existing term loan facility which was set to mature in October 2012.  The new $2.0 billion credit facility is unsecured, and contains customary covenants.

Guidance

For the third quarter ending December 31, 2011, revenue is expected to be in the range of $7.3 billion to $7.7 billion which includes a sequential reduction of approximately $550 million of ODM PC revenue associated with the accelerated exit of this business.  Adjusted EPS is expected to be in the range of $0.18 to $0.22 per share which includes a cost of approximately $0.06 per share associated with the exit of the ODM PC business.

GAAP earnings per share are expected to be lower than the guidance provided herein by approximately $0.04 per diluted share for quarterly intangible amortization and stock-based compensation expense.

Conference Calls and Web Casts

A conference call hosted by Flextronics’s management will be held today at 2:00 PM (PT) / 5:00 PM (ET) to discuss the Company’s financial results for the second quarter ended September 30, 2011.

The conference call will be broadcast via the Internet and may be accessed by logging on to the Company’s website at www.flextronics.com. Additional information in the form of a slide presentation may also be found on the Company’s site.  A replay of the broadcast will remain available on the Company’s website afterwards.

About Flextronics

Headquartered in Singapore (Singapore Reg. No. 199002645H), Flextronics is a leading Electronics Manufacturing Services (EMS) provider focused on delivering complete design, engineering and manufacturing services to automotive, computing,  consumer, industrial, infrastructure, medical and mobile OEMs.  Flextronics helps customers design, build, ship, and service electronics products through a network of facilities in 30 countries on four continents. This global presence provides design and engineering solutions that are combined with core electronics manufacturing and logistics services, and vertically integrated with components technologies, to optimize customer operations by lowering costs and reducing time to market. For more information, please visit www.flextronics.com.

# # #

This press release contains forward-looking statements within the meaning of U.S. securities laws, including statements related to future expected revenues, earnings per share and the Company’s plans to exit its ODM PC business. These forward-looking statements involve risks and uncertainties that could cause the actual results to differ materially from those anticipated by these forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements.  These risks include: that future revenues and earnings may not be achieved as expected; our dependence on industries that continually produce technologically advanced products with short life cycles; our ability to respond to changes in economic trends, to fluctuations in demand for customers’ products and to the short-term nature of customers’ commitments; competition in our industry, particularly from ODM suppliers in Asia; our dependence on a small number of customers for the majority of our sales; the challenges of effectively managing our operations, including our ability to manage manufacturing processes, utilize available manufacturing capacity, control costs and manage changes in our operations;

production difficulties, especially with new products; the impact on our margins and profitability resulting from our increased components offerings  and the exit of our ODM PC business which have required substantial investments and  additional costs; supply shortages of required electronic components; compliance with legal and regulatory requirements; the challenges of international operations, including fluctuations in exchange rates beyond hedge boundaries leading to unexpected charges; changes in government regulations and tax laws; our exposure to potential litigation relating to intellectual property rights, product warranty and product liability; our ability to comply with environmental laws; and the effects that the current macroeconomic environment could have on our business and demand for our products as well as the effects that current credit and market conditions could have on the liquidity and financial condition of our customers and suppliers, including any impact on their ability to meet their contractual obligations.  Additional information concerning these and other risks is described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our reports on Form 10-K and 10-Q that we file with the U.S. Securities and Exchange Commission.  The forward-looking statements in this press release are based on current expectations and Flextronics assumes no obligation to update these forward-looking statements.

SCHEDULE I

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Month Periods Ended
	September 30, 2011	October 1, 2010
GAAP:
Net sales	$8,044,342	$7,422,338
Cost of sales	7,668,956	7,024,691

Gross profit	375,386	397,647

Selling, general and administrative expenses	214,069	198,954

Operating income	161,317	198,693

Intangible amortization	14,540	21,439
Interest and other expense, net	1,467	22,838

Income before income taxes	145,310	154,416

Provision for income taxes	15,430	10,000
Net income	$129,880	$144,416

EPS:
GAAP	$0.18	$0.18
Non-GAAP	$0.22	$0.23

Diluted Shares used in computing per share amounts	731,049	784,271

See Schedule II for the reconciliation of GAAP to non-GAAP financial measures. See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE II

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (1)

(In thousands, except per share amounts)

(unaudited)

	Three Month Periods Ended
	September 30, 2011	October 1, 2010

GAAP gross profit	$375,386	$397,647
Stock-based compensation expense	2,293	2,651
Non-GAAP gross profit	$377,679	$400,298

GAAP SG&A Expenses	$214,069	$198,954
Stock-based compensation expense	11,955	11,283
Non-GAAP SG&A Expenses	$202,114	$187,671

GAAP operating income	$161,317	$198,693
Stock-based compensation expense	14,248	13,934
Non-GAAP operating income	$175,565	$212,627

GAAP provision for income taxes	$15,430	$10,000
Intangible amortization	587	1,926
Non-GAAP provision for income taxes	$16,017	$11,926

GAAP net income	$129,880	$144,416
Stock-based compensation expense	14,248	13,934
Intangible amortization	14,540	21,439
Non-cash convertible debt interest expense	—	1,564
Adjustment for taxes	(587)	(1,926)
Non-GAAP net income	$158,081	$179,427

EPS:
GAAP	$0.18	$0.18
Non-GAAP	$0.22	$0.23

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE III

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2011	March 31, 2011
ASSETS

Current Assets:
Cash and cash equivalents	$1,595,709	$1,748,471
Accounts receivable, net	2,753,207	2,629,633
Inventories	3,866,084	3,550,286
Other current assets	1,721,409	1,125,809
Total Current Assets	9,936,409	9,054,199

Property and equipment, net	2,198,907	2,141,063
Goodwill and other intangibles, net	193,623	213,083
Other assets	214,259	224,807
Total assets	$12,543,198	$11,633,152

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current Liabilities:
Bank borrowings, current portion of long-term debt and capital lease obligations	$19,705	$21,179
Accounts payable	5,827,469	5,081,898
Other current liabilities	2,032,960	1,725,854
Total current liabilities	7,880,134	6,828,931

Long-term debt, net of current portion:
Revolving Credit Facility	160,000	160,000
Term Loans	2,024,925	2,034,095
Other long-term debt and capital lease obligations	4,269	5,100
Other liabilities	270,524	310,330

Total shareholders’ equity	2,203,346	2,294,696
Total liabilities and shareholders’ equity	$12,543,198	$11,633,152

See the accompanying notes on Schedule IV attached to this press release.

SCHEDULE IV

FLEXTRONICS INTERNATIONAL LTD. AND SUBSIDIARIES

NOTES TO SCHEDULES I, II, & III

(1)  To supplement Flextronics’s unaudited selected financial data presented on a basis consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges, including non-GAAP gross profit, non-GAAP selling, general and administrative expenses, non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share.  These supplemental measures exclude, among other items, stock-based compensation expense, intangible amortization, non-cash convertible debt interest expense and certain other items.  These non-GAAP measures are not in accordance with or an alternative for GAAP, and may be different from non-GAAP measures used by other companies.  We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flextronics’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flextronics’s results of operations in conjunction with the corresponding GAAP measures.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures.  We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of Company performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance.  We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors.  In addition, management’s incentive compensation is determined using certain non-GAAP measures.  Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation.  Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results.  We believe that these non-GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•      the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;

•      the ability to better identify trends in the Company’s underlying business and perform related trend analyses;

•      a better understanding of how management plans and measures the Company’s underlying business; and

•      an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

The following are explanations of each of the adjustments that we incorporate into non-GAAP measures, as well as the reasons for excluding each of these individual items in the reconciliations of these non-GAAP financial measures:

Stock-based compensation expense consists of non-cash charges for the estimated fair value of stock options and unvested restricted share unit awards granted to employees and assumed in business acquisitions.  The Company believes that the exclusion of these charges provides for more accurate comparisons of its operating results to peer companies due to the varying available valuation methodologies, subjective assumptions and the variety of award types.  In addition, the Company believes it is useful to investors to understand the specific impact stock-based compensation expense has on its operating results.

Intangible amortization consists of non-cash charges that can be impacted by the timing and magnitude of acquisitions.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Non-cash convertible debt interest expense consists of interest expense recorded as a result of required accounting for convertible debt instruments that may be settled in cash upon conversion.  The accounting requires the initial proceeds from the sale of convertible instruments to be allocated between a liability component and an equity component in a manner that results in non-cash interest expense on the debt component until maturity.  The Company considers its operating results without these charges when evaluating its ongoing performance and forecasting its earnings trends, and therefore excludes such charges when presenting non-GAAP financial measures.  The Company believes that the assessment of its operations excluding these costs is relevant to its assessment of internal operations and comparisons to the performance of its competitors.

Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to tax contingencies.

Free Cash Flow of $176 million for the second quarter ended September 30, 2011 consists of GAAP net cash flows from operating activities of $300 million less purchases of property and equipment net of dispositions of $124 million.  We believe free cash flow is an important liquidity metric because it measures, during a given period, the amount of cash generated that is available to repay debt obligations, make investments, fund acquisitions and for certain other activities.  Since Free Cash Flow includes investments in operating assets, we believe this non-GAAP liquidity measure is useful in addition to the most directly comparable GAAP measure — “net cash flows provided by operating activities.”

Return on Invested Capital (ROIC) is calculated by dividing the Company’s last twelve months after-tax Non-GAAP operating income by the net invested capital asset base as of the respective period end. After-tax non-GAAP operating income excludes charges for stock-based compensation expense, restructuring and other charges.  The invested capital asset base is defined as total debt plus shareholders’ equity less cash.  We believe ROIC is a useful measure in providing investors with information regarding our performance.  ROIC is a widely accepted measure of earnings efficiency in relation to total capital employed.  We believe that increasing the return on total capital employed, as measured by ROIC, is an effective method to sustain and increase shareholder value.  ROIC is not a measure of financial performance under generally accepted accounting principles in the U.S., and may not be defined and calculated by other companies in the same manner.  ROIC should not be considered in isolation or as an alternative to net income or loss as an indicator of performance. The following table reconciles ROIC as calculated using after-tax non-GAAP operating income to the same performance measure calculated using the nearest GAAP measure, which is GAAP operating income adjusted for taxes:

ROIC	Q2 FY 2012	Q2 FY 2011
GAAP ROIC	25.2%	25.9%
Adjustments noted above	0.6%	3.1%
Non-GAAP ROIC	25.8%	29.0%